UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2012

VOICE ASSIST, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54535	26-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South Pointe Dr., Suite 100, Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 250-5568

Copies of Communications to:
Stoecklein Law Group
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 22, 2012, after discussions with Management and the independent registered public accounting firm, the Board of Directors of the Registrant determined that the previously filed financial statements included in its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission for the quarterly periods ending March 31, 2011, June 31, 2011 and September 30, 2011 should not be relied upon.

The Registrant is undertaking a review of accounting matters relating to quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 to correct the non recording of the valuation of personal shares transferred from the Chief Executive Officer of the Company to a former executive officer, an independent contractor and employees for services rendered. The Registrant will file their Form 10-K timely and the financial statements contained within will correctly account for the proper recording of these transactions. Thereafter, the Registrant expects to file the three (3) Amended Form 10-Q’s as soon as practicable to correct the errors  identified.

To date, the Registrant has identified the following errors in the course of this review, but continues to examine other accounting issues that may or may not require further accounting adjustments.

•	For the three months ended March 31, 2011, the Registrant’s net loss may be understated by approximately $414,720 and the liabilities may be understated by $222,220.

•	For the three and six months ended June 30, 2011, the Registrant’s net loss may be understated by approximately $1,777,780 and $2,192,500 and the liabilities may be understated by $2,000,000.

•	For the three and nine months ended September 30, 2011, the Registrant’s net loss may be understated by approximately $0 and $2,192,500 and the liabilities may be understated by $2,000,000.

The effects on certain reported periods are quantitatively significant, and the impact of the individual errors will be disclosed in more detail in the Registrant’s financial statements to be included in the Company’s filing of its 10K for year ended December 31, 2011.

The Registrant’s Board of Directors discussed the matters described in this Item 4.02 with its independent registered public accounting firm.

The Registrant’s management has been assessing the effectiveness of the Registrant’s internal controls over financial reporting and disclosure controls.  Based on this assessment, the Registrant expects to report a material weakness in the Registrant’s internal controls over financial reporting, and, therefore, conclude that internal controls over financial reporting as of December 31, 2011 are not effective. Although the assessment is not yet complete, management expects to recommend to the board of directors certain remedial actions that include a thorough review of the accounting department, to ensure that the areas of responsibilities are properly matched to the staff competencies and that the lines of communication and processes are as effective as possible and a thorough review of the processes and procedures used in the Registrant’s accounting.

The Registrant intends to file the amended Form 10-Q’s with restated financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 as soon as practicable to correct the errors  identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

By: /S/ Michael Metcalf
Michael Metcalf, Chief Executive Officer

Date: March 26, 2012